UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 283-0280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On October 11, 2021, Reneo Pharmaceuticals, Inc. (the “Company”) announced the appointment of Ashley F. Hall, J.D., as the Chief Development Officer of the Company.

Ms. Hall, age 49, previously served as the Chief Development Officer of Esperion Therapeutics, Inc., a public pharmaceutical company, from August 2019 to August 2021. Prior to that, she served as Esperion’s Senior Vice President of Global Regulatory Affairs and Policy from January 2018 to August 2019 and as its Vice President of Global Regulatory Affairs and Policy from August 2015 to January 2018. In those roles, she was responsible for the strategic leadership and global regulatory development of NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) tablets. Prior to joining Esperion, Ms. Hall was Global Regulatory Lead for Cardiovascular at Amgen Inc. (“Amgen”) and oversaw the regulatory strategy and global filings for the REPATHA® program, leading to the world’s first approval of a Proprotein convertase subtilisin/kexin type 9 (PCSK9)inhibitor for cholesterol lowering, from 2013 to 2015. Previously, Ms. Hall served as the Vice President of Regulatory Affairs at Micromet, Inc., which was acquired by Amgen, the Vice President of Regulatory and Clinical Affairs at RevoGenex Inc., and the Director of World Wide Regulatory Affairs with the oncology team at MedImmune, LLC (AstraZeneca). Ms. Hall also held various roles of increasing responsibility in global regulatory affairs at Abraxis BioScience, and La Jolla Pharmaceutical Company. Ms. Hall earned a Juris Doctorate at the University of San Diego, School of Law and a Bachelor of Science in Biochemistry and Cell Biology at the University of California San Diego.

In connection with her employment as the Company’s Chief Development Officer, Ms. Hall will receive an annual base salary of $420,000 and will be eligible to receive an annual discretionary performance bonus of up to 40% of her then-current base salary. Ms. Hall will also be entitled to a housing reimbursement for an apartment near the Company’s Orange County, California office not to exceed $5,000 per month, for a period of up to 12 months following Ms. Hall’s commencement of employment, subject to Ms. Hall’s continued employment with the Company (the “Housing Reimbursement”). The Housing Reimbursement may be extended for an additional six months and/or paid to Ms. Hall in a lump sum under specified circumstances. Additionally, Ms. Hall is entitled to relocation assistance in an amount of $150,000 should she fully complete a relocation to Orange County, California by no later than 18 months following her employment commencement date, subject to applicable withholdings (the “Relocation Assistance”). Any lump sum payment made in connection with the Housing Reimbursement and any lump sum payment made to Ms. Hall for Relocation Assistance are subject to repayment on a prorated basis should Ms. Hall be terminated for Cause (as defined in the Company’s Severance Benefit Plan (the “Severance Benefit Plan”)) or voluntarily resign her position within 18 months of her employment commencement date.

Ms. Hall will also be entitled to certain severance and change of control payments and benefits under the Severance Benefit Plan. Upon a termination without Cause or resignation for Good Reason (as defined in the Severance Benefit Plan), Ms. Hall will be entitled to continued payment of base salary and premiums under COBRA, to the extent so elected, for a period of nine months measured from the date of termination. In addition, upon a termination without Cause or resignation for Good Reason during the period commencing three months prior to, and ending 12 months following, a Change in Control (as defined in the Severance Benefit Plan), Ms. Hall will be entitled to (i) continued payment of base salary and payment of premiums under COBRA, to the extent so elected, for a period of 12 months measured from the date of termination, (ii) payment of an incentive bonus (assuming achievement at 100% of target) and (iii) accelerated vesting in full of all outstanding equity awards.

Ms. Hall will be granted inducement awards consisting of (i) an option to purchase 180,000 shares of the Company’s common stock and (ii) a restricted stock unit award covering 30,000 shares of the Company’s common stock. The Compensation Committee of the Company’s Board of Directors approved the awards as inducements material to Ms. Hall’s employment in accordance with Nasdaq Listing Rule 5635(c)(4). One-fourth of the shares subject to the option shall vest on October 11, 2022 and the balance of the shares shall vest in a series of 36 successive equal monthly installments thereafter. The restricted stock award shall vest entirely upon the Company’s first accepted filing of a New Drug Application or Marketing Authorisation Application by the relevant regulatory authority. In each case, vesting of the equity awards is subject to Ms. Hall’s continuous service with the Company.

Ms. Hall has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Hall and any other person pursuant to which she was selected as an officer.

The foregoing description of the material terms of Ms. Hall’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of Ms. Hall’s employment agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: October 12, 2021	By:	/s/ Gregory J. Flesher
Gregory J. Flesher Chief Executive Officer